UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 25, 2020

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 25, 2020, Credit Acceptance Corporation (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) entered into Amendment No. 4 to the Sixth Amended and Restated Loan and Security Agreement, dated as of June 25, 2020, among the Company, CAC Warehouse Funding Corporation II and Wells Fargo Bank, National Association, which modified the terms of our $400.0 million revolving secured warehouse facility.

On June 26, 2020, we entered into the Fourth Amendment to the Loan and Security Agreement, dated as of June 26, 2020, among the Company, CAC Warehouse Funding LLC VII, and Credit Suisse AG, New York Branch, which modified the terms of our $150.0 million revolving secured warehouse facility.

On June 30, 2020, we entered into the Sixth Amendment to the Sixth Amended and Restated Credit Agreement, dated as of June 30, 2020, among the Company, Comerica Bank and the other banks signatory thereto (collectively, the “Banks”) and Comerica Bank as administrative agent for the Banks, which modified the terms of our $340.0 million revolving secured line of credit facility.

The purpose of each of the three amendments was to modify the basis for calculating our compliance with the minimum net income and fixed charge coverage covenants from our current method of accounting to the basis of accounting that was used prior to January 1, 2020. There were no other material changes to the terms of the facilities.

As of July 1, 2020, we had $201.0 million outstanding under our $400.0 million revolving secured warehouse facility, $125.0 million outstanding under our $150.0 million revolving secured warehouse facility and $163.3 million outstanding under our $340.0 million revolving secured line of credit facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.113
Amendment No. 4 to the Sixth Amended and Restated Loan and Security Agreement dated as of June 25, 2020 among the Company, CAC Warehouse Funding Corporation II and Wells Fargo Bank, National Association.

4.114	Fourth Amendment to Loan and Security Agreement, dated as of June 26, 2020 among the Company, CAC Warehouse Funding LLC VII, and Credit Suisse AG, New York Branch.
4.115
Sixth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 30, 2020 among the Company, Comerica Bank and the other banks signatory thereto and Comerica Bank, as administrative agent for the banks.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: July 1, 2020	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer